FORM OF AMENDMENT NUMBER 5 TO THE
TRANSFER AGENCY AND SERVICES
AGREEMENT

This Amendment Number 5, effective as of the 6th day of October, 2008, is made to the Transfer Agency and Services Agreement dated as of August 3, 1998 (the “Agreement”) by and between UBS Money Series (the “Fund”) and PNC Global Investment Servicing (as successor to PFPC Inc.) (“PNC”).

WHEREAS, the Fund and PNC desire to extend the Agreement pursuant to Article 14.1 thereof to include three new series of the Fund thereunder, namely UBS Select Prime Capital Fund, UBS Select Treasury Capital Fund and UBS Select Tax-Free Capital Fund.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree that as of the date first referenced above, the Agreement shall be amended as follows:

1.	Exhibit 1 of the Agreement is hereby deleted and replaced with the revised Exhibit 1 attached hereto.

2.	The Agreement, as amended by this and any prior amendments (“Modified Agreement”), constitutes the entire agreement between the parties with respect to the subject matter hereof. The Modified Agreement supersedes all prior and contemporaneous agreements between the parties in connection with the subject matter hereof. No officer, employee, servant or other agent of either party is authorized to make any representation, warranty, or other promises not expressly contained herein with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first written above.

PNC GLOBAL	UBS MONEY SERIES
INVESTMENT SERVICING

By:_________________________________	By:_________________________________

Name:______________________________	Name:______________________________

Title:________________________________	Title:________________________________

Exhibit 1

(Revised as of October 6, 2008)

LIST OF PORTFOLIOS

UBS Select Prime Institutional Fund
UBS Select Treasury Institutional Fund
UBS Select Tax-Free Institutional Fund
UBS Select Prime Preferred Fund
UBS Select Treasury Preferred Fund
UBS Select Tax-Free Preferred Fund
UBS Select Prime Investor Fund
UBS Select Treasury Investor Fund
UBS Select Tax-Free Investor Fund
UBS Select Prime Capital Fund
UBS Select Treasury Capital Fund
UBS Select Tax-Free Capital Fund

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